Exhibit 99.1

PCTEL Achieves $20.0 Million in Fourth Quarter Revenue

An 8 Percent Increase Over Same Period Last Year

Bloomingdale, IL February 22, 2012 — PCTEL, Inc. (NASDAQ: PCTI), a leader in antenna and scanning receiver solutions, announced results for the fourth quarter and year ended December 31, 2011.

Fourth Quarter and Annual Highlights

•	$20.0 million in revenue for the quarter, an increase of 8 percent over the same period last year. $76.8 million in revenue for the year, an increase of 11 percent over 2010.

•	Gross profit margin of 46 percent in the quarter, compared to 47% in the same period last year. Gross profit margin of 47 percent for the year, an increase of 2 percent over 2010.

•

GAAP operating margin of 2 percent for the quarter, compared to negative (7) percent for the same period last year. Operating margin for the year of just under break even for the year as compared to negative (9) percent in 2010.

•

GAAP net profit available to common shareholders of $548,000 for the quarter, or $0.03 per diluted share, compared to a net loss of $(705,000), or $(0.04) per diluted share for the same period last year. $184,000 net profit for the year, or $0.01 per diluted share, as compared to a net loss of $(3.5) million or $(0.20) per diluted share in 2010.

•

Non-GAAP operating profit and net income are measures the company uses to reflect the results of its core earnings. The Company’s reporting of Non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

•	Non-GAAP operating margin of 10 percent in the quarter, unchanged from the same period last year. Non-GAAP operating margin for the year was 8 percent as compared to 5 percent in 2010.

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Non-GAAP net income of $1.9 million or $0.11 per diluted share in the quarter, as compared to $1.6 million or $0.09 per diluted share in the same period last year. Non-GAAP net income of $5.9 million or $0.33 per diluted share for the year, as compared to $3.3 million or $0.18 per diluted share in 2010.

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$68.8 million of cash, short-term investments, and long-term investments at December 31, 2011, an increase of approximately $200,000 from the preceding quarter. During the quarter the company acquired the assets of Envision Wireless for $1.45 million, paid a regular dividend of approximately $550,000, and generated approximately $2.2 million of cash and investments from all other sources.

“Our operating results validate our investments in LTE test equipment, our new, MX scanning receiver, and our advanced GPS and industrial wireless antennas,” said Marty Singer, Chairman and CEO of PCTEL. “We look forward to the continued expansion of our vertical markets, the rollout of TD-LTE in China, and some commercial success for the ProsettaCore™ security solution,” added Singer.

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET. The call can be accessed by dialing (877) 693-6682 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 40806460. The call will also be webcast at http://investor.pctel.com/events.cfm.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 40806460.

About PCTEL

PCTEL, Inc. (NASDAQ: PCTI), develops antenna, scanning receiver, and network solutions for the global wireless market. The company’s SeeGull® scanning receivers, SeeHawk™ visualization tool, and CLARIFY® system measure, monitor and optimize cellular networks. PCTEL develops and supports scanning receivers for LTE, TD-LTE, EVDO, CDMA, WCDMA, TD-SCDMA, GSM, and WiMAX networks.

PCTEL’s MAXRAD®, Bluewave™ and Wi-Sys™ antenna solutions address private network, public safety, and government applications. PCTEL develops and delivers high-value YAGI, Land Mobile Radio, WiFi, GPS, and broadband antennas (parabolic and flat panel). The company’s vertical markets include SCADA, Health Care, Smart Grid, Precision Agriculture, Indoor Wireless, Telemetry, Off-loading, and Wireless Backhaul. PCTEL Secure focuses on Android mobile platform security. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, www.antenna.pctel.com, www.rfsolutions.pctel.com or www.pctelsecure.com

PCTEL Safe Harbor Statement

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s investments in pursuing specific wireless markets for antennas, and for those relating to advanced scanning receiver capabilities required by new cellular technologies, are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(630) 372-6800	(630)372-6800

Jack.seller@pctel.com

PCTEL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$19,418	$23,998
Short-term investment securities	42,210	37,146
Accounts receivable, net of allowance for doubtful accounts of $132 and $160 at December 31, 2011 and December 31, 2010, respectively	14,342	13,873
Inventories, net	13,911	10,729
Deferred tax assets, net	896	1,013
Prepaid expenses and other assets	2,277	3,900

Total current assets	93,054	90,659

Property and equipment, net	13,590	11,088
Long-term investment securities	7,177	9,802
Goodwill	161	—
Intangible assets, net	9,332	8,865
Deferred tax assets, net	8,831	9,004
Other noncurrent assets	1,319	1,147

TOTAL ASSETS	$133,464	$130,565

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$5,651	$4,253
Accrued liabilities	7,092	7,546

Total current liabilities	12,743	11,799

Long-term liabilities	2,144	2,111

Total liabilities	14,887	13,910

Redeemable equity	1,731	—

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,218,537 and 18,285,784 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	18	18
Additional paid-in capital	137,117	137,154
Accumulated deficit	(20,941)	(20,578)
Accumulated other comprehensive income	121	61

Total stockholders’ equity of PCTEL, Inc.	116,315	116,655
Noncontrolling interest	531	—

Total equity	116,846	116,655

TOTAL LIABILITIES AND EQUITY	$133,464	$130,565

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	(unaudited) Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
REVENUES	$20,008	$18,560	$76,844	$69,254
COST OF REVENUES	10,723	9,794	40,982	38,142

GROSS PROFIT	9,285	8,766	35,862	31,112

OPERATING EXPENSES:
Research and development	2,921	2,649	11,912	11,777
Sales and marketing	2,639	2,764	10,492	10,095
General and administrative	2,563	2,576	10,799	10,224
Amortization of intangible assets	801	654	2,795	2,934
Restructuring charges	(8)	346	117	931
Impairment of intangible assets	—	1,084	—	1,084

Total operating expenses	8,916	10,073	36,115	37,045

OPERATING INCOME (LOSS)	369	(1,307)	(253)	(5,933)
Other income, net	92	280	358	602

INCOME (LOSS) BEFORE INCOME TAXES	461	(1,027)	105	(5,331)
Expense (benefit) for income taxes	229	(322)	216	(1,875)

NET INCOME (LOSS)	232	(705)	(111)	(3,456)
Less: Net loss attributable to noncontrolling interests	(417)	—	(1,158)	—

NET INCOME (LOSS) ATTRIBUTABLE TO PCTEL, INC.	$649	($705)	$1,047	($3,456)
Less: adjustments to redemption value of noncontrolling interests	(101)	—	(863)	—

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$548	($705)	$184	($3,456)

Basic Earnings per Share:
Net income (loss) available to common shareholders	$0.03	($0.04)	$0.01	($0.20)
Diluted Earnings per Share:
Net income (loss) available to common shareholders	$0.03	($0.04)	$0.01	($0.20)

Weighted average shares - Basic	17,056	17,092	17,186	17,408
Weighted average shares - Diluted	17,652	17,092	17,739	17,408

Reconciliation GAAP To non-GAAP Results Of Operations (unaudited)

(in thousands except per share information)

Reconciliation of GAAP operating income to non-GAAP operating income (a)

		Three Months Ended December 31,		Year Ended December 31,
		2011	2010	2011	2010
	Operating Income (Loss)	$369	($1,307)	($253)	($5,933)

(a)	Add:
	Amortization of intangible assets	801	654	2,795	2,934
	Restructuring charges	(8)	346	117	931
	Impairment of goodwill	—	1,084	—	1,084
	Share based payment - PCTEL Secure:
	-Engineering	137	—	320	—
	Stock Compensation:
	-Cost of Goods Sold	89	78	293	415
	-Engineering	128	155	579	674
	-Sales & Marketing	153	256	647	975
	-General & Administrative	350	645	1,724	2,546

		1,650	3,218	6,475	9,559

	Non-GAAP Operating Income	$2,019	$1,911	$6,222	$3,626

	% of revenue	10.1%	10.3%	8.1%	5.2%

Reconciliation of GAAP net income to non-GAAP net income (b)

		Three Months Ended December 31,		Year Ended December 31,
		2011	2010	2011	2010
	Net Income (Loss) attributable to PCTEL, Inc.	$649	($705)	$1,047	($3,456)

	Adjustments:
(a)	Non-GAAP adjustment to operating income (loss)	1,650	3,218	6,475	9,559
(b)	Noncontrolling interest related to Non-GAAP adjustments to operating income (loss)	(171)	—	(429)	—
(b)	Investment income related to share based payment for PCTEL Secure	(70)	—	(163)	—
(b)	Other income		(197)		(197)
(b)	Income Taxes	(183)	(681)	(1,070)	(2,601)

		1,226	2,340	4,813	6,761

	Non-GAAP Net Income	$1,875	$1,635	$5,860	$3,305

	Basic Earnings per Share:
	Non-GAAP Net Income	$0.11	$0.10	$0.34	$0.19

	Diluted Earnings per Share:
	Non-GAAP Net Income	$0.11	$0.09	$0.33	$0.18

	Weighted average shares - Basic	17,056	17,092	17,186	17,408
	Weighted average shares - Diluted	17,652	17,516	17,739	17,954

This schedule reconciles the company’s GAAP operating income and GAAP net income to its non-GAAP operating income and non-GAAP net income. The company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the company’s GAAP results.

(a)	These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, impairment charges, and the loss on the sale of product lines.
(b)	These adjustments include the items described in footnote (a) as well as the non-cash income tax expense, noncontrolling interest, investment income related to noncontrolling interest, and non-cash other income related to write-off of note payable.